SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

--------------------------------------------------------------------------------

                                 CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 4, 2003

                           RECONDITIONED SYSTEMS, INC.
              (Exact name of registrant as specified in charter)

         Arizona                    0-20924                   86-0576290
(State or other jurisdiction   (Commission File Number)   (IRS Employer
    of incorporation)                                      Identification No.)

                     444 West Fairmont, Tempe, Arizona 85282
                     (Address of principal executive offices)

                                  480-968-1772
            (Registrant's telephone number, including area code)

                                       N/A
         (Former name or former address, if changed since last report)

Item 5.           Market for Registrant's Common Equity and Related Stockholder
                        Matters.

                  The registrant has entered into a letter of intent to acquire Beck Office Systems, Inc. which is headquartered in Albuquerque, New Mexico. The registrant is currently completing its due diligence and hopes to consummate the transaction by April 30, 2003.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           Reconditioned Systems, Inc.

Date:  April 4, 2003                                 /S/ Dirk D. Anderson
                                                     ---------------------------
                                                     Dirk D. Anderson
                                                     Chief Executive Officer